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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


1.0  American States Water Company (Commission File No. 333-47647)

1.1  Southern California Water Company

1.2  American States Utility Services, Incorporated


2.0  Southern California Water Company (Commission File No. 000-01121)

2.1  No material subsidiaries